EXHIBIT 32.1

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

The undersigned, William J. Tafuri, President, Secretary, Treasurer and Director of Yellowcake Mining Inc., hereby certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1)           the Quarterly Report on Form 10-QSB of Yellowcake Mining Inc. for the quarterly period ended April 30, 2007 (the "Report") fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)           the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of Yellowcake Mining Inc.

Dated: June 19, 2007

/s/ William J. Tafuri

William J. Tafuri

President, Secretary, Treasurer and Director

(Principal Executive Officer)

A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to Yellowcake Mining Inc. and will be retained by Yellowcake Mining Inc. and furnished to the Securities and Exchange Commission or its staff upon request.